EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Accelerate Diagnostics, Inc. 2022 Omnibus Equity Incentive Plan of our report dated March 28, 2024, with respect to the consolidated financial statements of Accelerate Diagnostics, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Phoenix, Arizona

May 14, 2024